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                                                               EXHIBIT 10.2 (20)

                                AMENDMENT NO. 24

                                     TO THE

                               UPS RETIREMENT PLAN

         WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961;

         WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974;

         WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 23; and

         WHEREAS, it is desired to amend the Plan further to increase the level of the benefit that will be automatically paid out in lump sum from $3,500 to $5,000 and to incorporate new assumptions for determining such lump sum benefit effective for lump sums paid on or after January 1, 2000.

         NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows:


1. Article I is hereby amended effective as of January 1, 2000 to add the following new definition in Section 1.1(ff):

                  (ff)     "Applicable Interest Rate" means

                  (1) for lump sum benefits paid before January 1, 2000, "Applicable Interest Rate" shall mean the lesser of (i) 6% or (ii) the interest rate or rates which would be used, as of the date distribution commences, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a Participant's benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date; and

                  (2) for lump sum benefits paid on or after January 1, 2000, the


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         "Applicable Interest Rate" shall be as described in Section 417(e)(3)
         of the Code for the "lookback month" preceding the "stability period" that includes the date the distribution is made. The term "lookback month" means August, which is the fifth month preceding the first day of the stability period containing the date of distribution. The term "stability period" means the calendar year in which the distribution is made. Notwithstanding the foregoing, for distributions made on or after January 1, 2000 and before July 1, 2001, the Applicable Interest Rate means the lesser of (i) the "applicable interest rate" as described in
         Section 417(e)(3) of the Code for the second month preceding the month that includes the date the distribution is made or (ii) the "applicable interest rate" as described in Section 417(e)(3) of the Code for the month of August preceding the calendar year that includes the date the distribution is made.

2. Article I is hereby amended effective as of January 1, 2000 to add the following new definition in Section 1.1(gg):

                  (gg)     "Applicable Mortality Table" means

                  (1) for lump sums paid before January 1, 2000, the 1971 Towers, Perrin, Forster, and Crosby Forecast Mortality Table with ages set back one year; and

                  (2) for lump sums paid on or after January 1, 2000, the "applicable mortality table" prescribed by the Secretary of the Treasury for purposes of Section 417(e)(3) of the Code.

3. Article I is hereby amended effective as of January 1, 2000 to add the following new definition in Section 1.1(hh):

                  (hh) Present Value. The term "Present Value" means the single sum amount of such benefit based on the Applicable Interest Rate and the Applicable Mortality Table. Notwithstanding the foregoing, with respect to distributions made on or after January 1, 2000 and before July 1, 2000 and with respect to distributions made to Participants who terminated prior to January 1, 2000, the single sum amount shall be the greater of the amount determined without regard to Section 1.1(ff)(2) and Section 1.1(gg)(2) or the amount determined taking into account
         Section 1.1(ff)(2) and Section 1.1(gg)(2). Additionally, the single sum amount of the Participant's benefit shall not be less than the single sum benefit the Participant would have received based on his or her benefit accrued as of the earlier of his or her date of termination or June 30,2000 calculated using an interest rate of 6% and


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         the Applicable Mortality Table under Section 1.1(gg)(1).

4. Section 5.3(d) is hereby amended effective as of January 1, 2000 to read as follows:

                  (d) Cash-out of Benefits. Notwithstanding any other provisions of this Plan, if following a Participant's termination of employment the Present Value of his or her vested Normal Retirement Benefit, Early Retirement Benefit or Deferred Vested Benefit does not exceed $3,500, for Participants who terminate employment with all Employer Companies before January 1, 2000, or $5,000, for Participants who terminate employment with all Employer Companies on or after January 1, 2000, the Committee shall, in lieu of such benefit, pay to the Participant, without his or her consent, such Present Value in a lump sum. In the case of a Participant who terminates employment prior to earning a vested benefit hereunder, said benefit shall be deemed to be distributed immediately following such termination of employment. In the event the Participant is reemployed, his or her Benefit Service with respect thereto shall be restored in accordance with the rules set forth at paragraph 1.1(l)(2).

5. Section 5.5(e) is hereby amended effective as of January 1, 2000 to read as follows:

                  (e) In lieu of the Preretirement Survivor Benefit described in this Section 5.5, before the first payment with respect to such benefit, the Committee shall pay to the surviving spouse, without his or her consent, the Present Value of the benefit if such Present Value does not exceed, for payments made before January 1, 1985, $1,750, for payments made after December 31, 1984 but before January 1, 2000, $3,500, and for payments after December 31, 1999, $5,000.

6. Section 5.7 is hereby amended to delete subsection 5.7(c) and (d), and to renumber paragraph 5.7(e) as 5.7(c).

         IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on June ___, 2000, has caused this Amendment No. 24 to be adopted.


ATTEST:                                    UNITED PARCEL SERVICE
                                           OF AMERICA, INC.



- ---------------------------------          ------------------------------------
Joseph R. Moderow                          James P. Kelly
Secretary                                  Chairman


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